UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2010

Neurologix, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Employment Agreement of Marc Panoff, Chief Financial Officer, Treasurer and Secretary

On November 24, 2010 Neurologix, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Marc Panoff, the Company’s Chief Financial Officer, Treasurer, and Secretary, which amends, effective as of November 24, 2010, the Employment Agreement, dated August 20, 2009 (the “Employment Agreement”), by and between the Company and Mr. Panoff. The Letter Agreement extends the employment period under the Employment Agreement to December 4, 2011. All other terms of the Employment Agreement remain unmodified. A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Employment Agreement is described in Item 5.02 of the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2009 and is attached as Exhibit 10.2 to such report.

 Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement between Marc L. Panoff and Neurologix, Inc., dated as of November 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: November 30, 2010	By: /s/ Marc L. Panoff

Name: Marc L. Panoff
Title: Chief Financial Officer, Secretary and Treasurer